Exhibit 10.1

POWER OF ATTORNEY
AND
WRITTEN CONSENT

OF THE BOARD OF DIRECTORS

OF

ANGEL STUDIOS, INC.

The undersigned, constituting all of the members of the Board of Directors (the “Board”) of Angel Studios, Inc., a Delaware corporation (the “Corporation”), do hereby consent to the following actions and adopt the following resolutions, effective as of June 21, 2025, pursuant to the Delaware General Corporation Law and the Corporation’s Bylaws. The undersigned members of the Board, in addition to the undersigned officers of the Corporation, further consent to the power of attorney contained herein.

Sale of Shares of Class C Common Stock

WHEREAS, the Corporation desires to issue and sell up to 1,410,256 shares of the Corporation’s Class C Common Stock (the “Class C Common Stock”), for a purchase price of $39.00 per share for fifty-five million aggregate ($55,000,000) pursuant to Regulation A and as set forth in the Offering Statement and Offering Circular on Form 1-A (the “Class C Common Stock Financing”).

NOW, THEREFORE, BE IT RESOLVED, that the Class C Common Stock Financing be, and it hereby is, approved in all respects;

RESOLVED FURTHER, that the Offering Statement and Offering Circular on Form 1-A (the “1-A”), in substantially the form as Exhibit A attached hereto, be and hereby is, approved, subject to such changes as may be approved by the officers of the Corporation in their sole discretion, such signature on such documents to constitute conclusive evidence of such approval;

RESOLVED FURTHER, that the officers of the Corporation be, and each of them hereby is, authorized and directed to offer for sale and to sell and issue 1,410,256 shares of Class C Common Stock for the purchase price of $39.00 per share and any other related agreements, and to take all actions necessary and appropriate to deliver such agreements and to perform the Corporation’s obligations thereunder;

RESOLVED FURTHER, that when the purchase price set forth in the 1-A has been received by the Corporation (or its escrow agent, if any) for the shares of the Class C Common Stock that have been offered pursuant to the foregoing resolutions, and the Corporation has determined to accept subscriptions for the purchase of such shares of Class C Common Stock, such shares shall be duly and validly issued, fully paid and nonassessable;

RESOLVED FURTHER, that the shares of the Class C Common Stock shall be offered, sold and issued in accordance with such state blue sky laws as shall be applicable, and in accordance with the exemption from registration provided by Regulation A of the Securities Act of 1933, as amended, and that the appropriate officers of the Corporation or any single member of the Board be, and they hereby are, authorized and directed, for and on behalf of the Corporation, to execute and file with the appropriate state or federal offices such forms or notices as may be applicable pursuant to applicable state blue sky or federal securities laws; and

RESOLVED FURTHER, that the Corporation and its officers are authorized to file any and all applications, notices, or other documents, and amendments thereto, with any state or federal agency and to take any action necessary or convenient to comply with applicable federal and state laws to complete the Offering and the transactions contemplated therein.

[Signature Page to Board Consent of Angel Studios, Inc.]

General Authorization

Resolved, that the officers of the Corporation be, and each of them hereby is, singly or jointly, authorized, empowered and directed, in the name and on behalf of the Corporation, to take or cause to be taken any and all actions and to make all payments as may be necessary, appropriate, convenient, proper or advisable in furtherance of, or to effectuate the transactions contemplated by, the foregoing resolutions, the approval thereof by any such officer conclusively establishing his or her authority therefor from the Corporation; and

Resolved FURTHER, that all actions previously taken by any director, officer, employee, agent or attorney of the Corporation in furtherance of, or to effectuate the transactions contemplated by, the foregoing resolutions are hereby adopted, ratified, confirmed and approved in all respects as the acts and deeds of the Corporation.

Power of Attorney

RESOLVED, that we, the undersigned directors and officers of the Corporation hereby severally constitute and appoint Neal S. Harmon and Scott Klossner, with full power of substitution, our true and lawful attorneys-in-fact and agents, to do any and all things in our names in the capacities indicated below which said Neal S. Harmon and Scott Klossner may deem necessary or advisable to enable the Corporation to comply with the Securities Act of 1933, as amended, and any rules regulations and requirements of the Securities and Exchange Commission, in connection with the offering statement and circular on Form 1-A, including specifically but not limited to, power and authority to sign for us in our names in the capacities indicated below, this offering circular and any and all amendments thereto; and we hereby ratify and confirm all that said Neal S. Harmon and Scott Klossner shall lawfully do or cause to be done by virtue thereof.

[Signature page follows]

[Signature Page to Board Consent of Angel Studios, Inc.]

Signature	Title	Date
/s/ Neal S. Harmon	Chief Financial Officer and Director	June 21, 2025
Neal S. Harmon	(principal executive officer)

/s/ Paul Ahlstrom	Director	June 21, 2025
Paul Ahlstrom

/s/ Katie Liljenquist	Director	June 21, 2025
Katie Liljenquist

/s/ Robert Gay	Director	June 21, 2025
Robert C. Gay

/s/ Scott Klossner	Chief Financial Officer	June 21, 2025
Scott Klossner	(principal financial officer; principal accounting officer)

[Signature Page to Board Consent of Angel Studios, Inc.]

Exhibit A

Form 1-A